UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2024

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11740 Katy Fwy – Energy Tower III, 11th floor Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-878-1000

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ENG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 27, 2023, ENGlobal Corporation (the “Company”) received written notice from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Listing Rule 5550(b) for continued listing due to the Company’s failure to maintain a minimum of $2,500,000 in stockholders’ equity. Nasdaq also determined that the Company had not met the alternatives of market value of listed securities or net income from continuing operations for continued listing. The Company subsequently submitted a plan to regain compliance and based on such submission, Nasdaq granted the Company an extension of time until May 27, 2024 to regain compliance with Listing Rule 5550(b). On May 30, 2024, the Company received written notice from the Nasdaq notifying the Company that the Nasdaq staff had determined that the Company did not meet the terms of the extension. The Company requested an appeal of this determination before a Nasdaq Hearings Panel (the “Panel”). At the Panel hearing, which was held on July 25, 2024, the Company presented a plan to regain compliance with the applicable Nasdaq listing requirements.

On August 14, 2024, the Company received written notice from Nasdaq notifying the Company that the Panel has determined to grant the Company’s request for an exception to continue its listing on the Nasdaq Capital Market until November 26, 2024, subject to the Company demonstrating compliance with Listing Rule 5550 on or before such date and certain other conditions.

There can be no assurance that the Company will be able to regain compliance with the applicable Nasdaq listing requirements. If the Company’s common stock is delisted, it could be more difficult to buy or sell the Company’s common stock or to obtain accurate quotations, the price of the Company’s common stock could suffer a material decline and the number of investors willing to hold or acquire the Company’s common stock could be reduced. Delisting could also negatively impact the Company’s ability to raise capital and obtain financing and impair the Company’s ability to provide equity incentives.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K, as well as other written and oral statements made or incorporated by reference from time to time by the Company and its representatives in other reports, filings with the SEC, press releases, conferences or otherwise, may be deemed to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. This information includes, without limitation, statements concerning the Company’s intention or ability to regain compliance with the applicable Nasdaq listing requirements and any courses of action to regain compliance with the applicable Nasdaq listing requirements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Generally, the words “anticipate,” “believe,” “estimate,” “expect,” “may” and similar expressions, identify forward-looking statements, which generally are not historical in nature. Actual results could differ materially from the results described in the forward-looking statements due to the risks and uncertainties set forth under Part I, “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 30, 2023, and those described from time to time in our subsequent reports filed with the SEC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation
(Registrant)

August 15, 2024	/s/ Darren W. Spriggs
(Date)	Darren W. Spriggs, Chief Financial Officer, Treasurer and Corporate Secretary

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